UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GLOBE LIFE INC.
(Name of Registrant as specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2021

This proxy statement supplement (this “Supplement”), dated April 8, 2021, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Globe Life Inc. (the “Company”, “we”, “our”, or “us”), dated March 18, 2021 and furnished to shareholders in connection with the annual meeting of shareholders of the Company to be held on Thursday, April 29, 2021 at 10:00 a.m. Central Daylight Time in virtual format, via live audio webcast (the “Annual Meeting”). The close of business on Wednesday, March 3, 2021 is the record date for determining shareholders who are entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered before making a voting decision.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT, AS WELL AS WITH ANY ADDITIONAL SOLICITING MATERIAL WE HAVE FILED OR MAY FILE WITH THE SEC, WHICH WE ENCOURAGE YOU TO READ CAREFULLY AND IN ITS ENTIRETY BEFORE MAKING A VOTING DECISION.

Voting Stock
The following sentence, which contains a correction to the number of shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting from 115,942,608 shares to 103,368,781 shares, replaces the second sentence under the heading “PROCEDURAL MATTERS – Record Date, Voting Stock and Quorum” in the Proxy Statement:

“At the close of business on the Record Date, there were 103,368,781 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting.”

This correction was an isolated error and does not change or result in the change of any other information in the Proxy Statement.

Virtual Meeting
You may register for and attend the virtual meeting online using your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure that your browser is compatible. As a shareholder, in order to register you will need to visit register.proxypush.com/GL and enter the control number included on your proxy card or voting instruction form. After registering, you will receive a confirmation e-mail and another e-mail approximately one hour prior to the start of the meeting (10:00 a.m. Central Daylight Time) at the e-mail address provided during registration, with a unique link to access the virtual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 29, 2021: The Company’s Proxy Statement, including this Supplement and 2020 Annual Report are available at: https:// investors.globelifeinsurance.com/annual-reports.

April 8, 2021